Exhibit 99.1

2006-3

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

JOHN D. CARNE ELECTED SENIOR VICE PRESIDENT OF COOPER CAMERON

HOUSTON (February 16, 2006) — Cooper Cameron Corporation’s board of directors has elected John D. Carne, president of the Cooper Cameron Valves division (CCV), as a senior vice president of the parent company, Cooper Cameron Corporation.

Carne was previously a vice president of Cooper Cameron, and will continue in his role as president of CCV, a position he has held since April 2002. He joined Cooper Energy Services in 1971, and subsequently held positions as systems designer; manager, Technical Services; area manager, Aftermarket Services; regional manager, Far East; and director of operations, U.K. and Norway. In 1996, he became plant manager for Cameron’s Leeds, England facility and was named operations director for Cameron’s Eastern Hemisphere in 1999.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation, metering and flow measurement equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com